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                                                                   EXHIBIT 10.45



H. D. WYNN: SUMMARY OF SEPARATION BENEFITS


Continuation of employment in a consulting role from July 27, 2001, until retirement on February 28, 2002, at base pay in effect on July 27, 2001, with no change in benefits.

Severance pay equal to annual base salary as of the date of termination plus the average of the annual bonuses actually paid for 1999 and 2000, payable in monthly installments over a 12-month period, beginning on March 1, 2002.

Vesting in unvested portion of transitional supplemental executive retirement benefit.